057 Putnam Europe Equity Fund attachment
06/30/06


Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the year ended June 30, 2006, Putnam Management has
assumed $7,296 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



72DD1 (000s omitted)

Class A		4,067
Class B		567
Class C		25

72DD2 (000s omitted)

Class M		97
Class Y		76

73A1 (000s omitted)

Class A		0.2780
Class B		0.0780
Class C		0.1070

73A2 (000s omitted)

Class M		0.1520
Class R		0.2570
Class Y		0.2900

74U1 (000s omitted)

Class A		13,335
Class B		5,136
Class C		215

74U2 (000s omitted)

Class M		555
Class Y		244


74V1

Class A		25.58
Class B		24.68
Class C		25.33

74V2

Class M		25.38
Class R		25.55
Class Y		25.62


Additional Information About Errors and Omissions Policy  Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.